FORM 10-K                                                           Page 263

EXHIBIT 21  -  SUBSIDIARIES


CONE MILLS CORPORATION AND SUBSIDIARIES






                                                                    Percentage
                                                  State or          of Voting
                                                 Jurisdiction of    Securities
Name                            Address          Incorporation       Owned

Boelas Pipeline               Greensboro, NC     North Carolina        100 %
  Corporation

Cliffside Railroad            Cliffside, NC      North Carolina         98
  Company

Cornwallis Development Co.    Greensboro, NC     North Carolina        100

House 'N Home                 New York, NY       New York              100
  Fabrics and
  Draperies, Inc.

Cone Mills International      Greensboro, NC     North Carolina        100
   Corporation

Cone Foreign Sales            Greensboro, NC     U.S. Virgin Islands   100
  Corporation

Cone Mills (Mexico), S.A.     Mexico City        Mexico, D. F.          99
  de C.V.

Comercializadora Cone Mills,  Mexico City        Mexico, D.F.           99
  S.A. de C.V.

Cone Global Finance Corp.     San Francisco, CA  California            100

Cone Singapore, Pte., Ltd.    Singapore          Republic of Singapo   100

CIPCO, S.C., Inc.             Carlisle, S.C.     Delaware              100